                            AMENDMENT NO. 4

     THIS AMENDMENT NO. 4 (this "Amendment") to the Credit Agreement (as defined below) is entered into as of October 25, 1996 by and among The Coleman Company, Inc. (the "Company"), certain foreign subsidiaries of the Company party thereto (each a "Foreign Borrower" and, collectively, together with the Company, the "Borrowers"), the Lenders (as defined below) party hereto and Credit Suisse, as agent for the Lenders (the "Agent").

     WHEREAS, the Borrowers, certain lenders (the "Lenders") and the Agent are party to the Amended and Restated Credit Agreement dated as of August 3, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used but not defined herein shall have their respective meanings specified in the Credit Agreement); and

     WHEREAS, the Borrowers have requested that the Lenders and the Agent agree, and Required Lenders party hereto and the Agent are willing, to amend the Credit Agreement, on the terms and conditions of this Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT. Subject to the satisfaction of the conditions to effectiveness specified in Section 5 hereof, the Credit Agreement is hereby amended as follows:

     (a)  AMENDMENTS TO SECTION 1.01 (CERTAIN DEFINED TERMS).

          (i) The definition of "Applicable Margin" in Section 1.01 shall be amended as follows:

          (A) the table that sets forth the Applicable LIBOR Loan Margin opposite the Total Debt to EBITDA Ratio shall be deleted in its entirety, and the table set forth on Attachment I shall be substituted therefor.

          (B) the table that sets forth the Applicable LIBOR Loan Margin for Local Loans opposite the Total Debt to EBITDA Ratio shall be deleted in its entirety, and the table set forth on Attachment II shall be substituted therefor.

          (ii) The definition of "EBITDA" in Section 1.01 shall be amended by deleting the word "and" immediately prior to clause (g) thereof and inserting the following words immediately after such clause:

     "AND (h) WITH RESPECT TO ANY PERIOD THAT INCLUDES THE THIRD OR THE FOURTH FISCAL QUARTER OF 1996, RESTRUCTURING CHARGES IN AN AMOUNT NOT TO EXCEED $64,800,000 TAKEN IN SUCH FISCAL PERIODS"

     (b) AMENDMENT TO SECTION 2.05(a) (FACILITY FEE). Section 2.05(a) of the Credit Agreement shall be amended by deleting in its entirety the table that sets forth the Applicable Rate opposite the Total Debt to EBITDA Ratio, and the table set forth on Attachment III shall be substituted therefor.

     (c)  AMENDMENT TO SECTION 5.01(k) (MAINTENANCE OF TOTAL DEBT TO
EBITDA RATIO). Section 5.01(k) of the Credit Agreement shall be amended by deleting in its entirety the table that sets forth the Total Debt to EBITDA Ratio, and the table set forth on Attachment IV shall be substituted therefor.

     (d) AMENDMENT TO SECTION 5.01(l) (MAINTENANCE OF INTEREST COVERAGE RATIO). Section 5.01(l) of the Credit Agreement shall be amended by deleting in its entirety the table that sets forth the Interest Coverage Ratio, and the table set forth on Attachment V shall be substituted therefor.

     (e) AMENDMENT TO SECTION 5.02(b) (DEBT). Section 5.02(b)(iii)(C) of the Credit Agreement shall be amended by deleting clause (3) thereof in its entirety, and the following shall be substituted therefor:

  "(3) THE AGGREGATE PRINCIPAL AMOUNT OF INTERCOMPANY DEBT (OTHER THAN INTERCOMPANY ACCOUNTS OF THE COMPANY PAYABLE BY FOREIGN SUBSIDIARIES OF
  THE COMPANY AS SPECIFIED ON SCHEDULE 1.01-F) OWING TO THE COMPANY FROM ALL FOREIGN SUBSIDIARIES SHALL NOT EXCEED $50,000,000 AT ANY ONE TIME OUTSTANDING"

     (f)  AMENDMENT TO SECTION 5.02(e) (INVESTMENTS IN OTHER PERSONS).
Section 5.02(e)(i)(B) of the Credit Agreement shall be deleted in its entirety, and the following shall be substituted therefor:

  "(B) ACQUISITIONS OF SUBSTANTIALLY ALL OF THE OUTSTANDING CAPITAL STOCK OF
   ANY PERSON OR A SUBSTANTIAL PORTION OF THE ASSETS, OR ANY BUSINESS LINE, OF ANY PERSON, OF A NATURE SIMILAR TO THE NATURE OF, OR THAT CONSTITUTE REASONABLE EXTENSIONS OF, THE BUSINESS CARRIED ON BY THE COMPANY AND ITS SUBSIDIARIES AS OF THE ORIGINAL CLOSING DATE; PROVIDED THAT

     (w) THE AGGREGATE AMOUNT OF ACQUISITIONS CONSUMMATED AFTER OCTOBER 25, 1996 SHALL NOT EXCEED:

          (I) $10,000,000 IN ANY FISCAL YEAR (THE "BASE AMOUNT") PROVIDED, THAT FOR ANY FISCAL YEAR COMMENCING WITH THE 1997 FISCAL YEAR, THE BASE AMOUNT MAY BE INCREASED BY CARRYING OVER TO ANY SUCH FISCAL YEAR ANY PORTION OF THE BASE AMOUNT (INCLUDING, WITHOUT LIMITATION, THE PORTION OF SUCH BASE AMOUNT REPRESENTING UNUSED AMOUNTS FROM ANY PRIOR FISCAL
     YEAR) NOT UTILIZED IN THE IMMEDIATELY PRECEDING FISCAL YEAR; AND

          (II) ON AND AFTER JANUARY 1, 1999, AN AMOUNT NOT TO EXCEED 50% OF CUMULATIVE CONSOLIDATED NET INCOME FOR THE PERIOD COMMENCING WITH THE FISCAL QUARTER COMMENCING ON JANUARY 1, 1999 THROUGH THE FISCAL QUARTER ENDING IMMEDIATELY PRIOR TO ANY DATE OF ANY SUCH ACQUISITION;

     (x) NOTWITHSTANDING THE FOREGOING LIMITATIONS OF THIS SECTION 5.02(e)(i)(B), THE COMPANY OR ANY OF ITS WHOLLY-OWNED

     SUBSIDIARIES MAY ACQUIRE CAPITAL STOCK OF ADG AND CAPITAL STOCK AND ASSETS OF DISTRIBUTORS OF PRODUCT OF ADG, EACH AS NOT OWNED BY THE COMPANY OR ANY OF ITS WHOLLY-OWNED SUBSIDIARIES PRIOR TO OCTOBER 25, 1996, IN AN AGGREGATE AMOUNT NOT TO EXCEED $15,000,000;

     (y) FOR PURPOSES OF THIS SECTION 5.02(e)(i)(B) ONLY, CUMULATIVE CONSOLIDATED NET INCOME SHALL BE DETERMINED WITHOUT GIVING EFFECT TO THE PARENTHETICAL IN THE DEFINITION THEREOF; AND

     (z) THE AGGREGATE PURCHASE PRICE FOR SUCH ACQUISITIONS SHALL INCLUDE CASH PAID AND DEBT ISSUED OR ASSUMED IN CONNECTION THEREWITH (WITHOUT DUPLICATION),"

     (g) AMENDMENT TO SECTION 5.02(f) (RESTRICTED PAYMENTS). Section 5.02(f)(x)(B) of the Credit Agreement shall be deleted in its entirety, and the following shall be substituted therefor:

  "(B) IF THE DATE OF SUCH PAYMENT IS PRIOR TO JANUARY 1, 1999, NO SUCH PAYMENT SHALL BE IN RESPECT OF DIVIDENDS ON THE COMPANY'S COMMON STOCK, AND, AFTER GIVING EFFECT TO SUCH PAYMENT, THE AGGREGATE AMOUNT OF ALL SUCH PAYMENTS MADE BY THE COMPANY IN RESPECT OF REPURCHASES OF SHARES OF ITS COMMON STOCK MADE PRIOR TO JANUARY 1, 1999 BUT AFTER OCTOBER 25, 1996 SHALL NOT EXCEED $10,000,000 IN ANY FISCAL YEAR, AND

  (C) IF THE DATE OF SUCH PAYMENT IS ON OR AFTER JANUARY 1, 1999, THEN AFTER GIVING EFFECT TO SUCH PAYMENT THE AGGREGATE AMOUNT OF PAYMENTS BY THE COMPANY OF CASH DIVIDENDS IN RESPECT OF ITS COMMON STOCK AND REPURCHASES OF SHARES OF ITS COMMON STOCK MADE ON AND AFTER JANUARY 1, 1999 SHALL NOT EXCEED 25% OF CUMULATIVE CONSOLIDATED NET INCOME FOR THE PERIOD COMMENCING WITH THE FISCAL QUARTER COMMENCING ON JANUARY 1, 1999 THROUGH THE FISCAL QUARTER ENDING IMMEDIATELY PRIOR TO THE DATE OF PROPOSED PAYMENT OF SUCH DIVIDEND, PROVIDED THAT FOR PURPOSES OF THIS CLAUSE (C) ONLY, CUMULATIVE CONSOLIDATED NET INCOME SHALL BE DETERMINED WITHOUT GIVING EFFECT TO THE PARENTHETICAL IN THE DEFINITION THEREOF,"

     (h) AMENDMENT TO SECTION 8.02 (NOTICES, ETC.). Section 8.02 of the Credit Agreement shall be amended effective as of November 1, 1996 by deleting the address for notices to the Borrowers set forth therein and substituting the following therefor:

          "1767 DENVER WEST BOULEVARD
          GOLDEN, COLORADO  80401
          ATTENTION:  CHIEF FINANCIAL OFFICER"

     (i)  INSERTION OF NEW SCHEDULE 1.01-F (FOREIGN RECEIVABLES).  A new
Schedule 1.01-F to the Credit Agreement in the form of Attachment VI shall be inserted in its appropriate numeric location.

     SECTION 2. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants as of the date hereof that: (a) this Amendment has been duly executed and delivered by such Borrower and that this Amendment constitutes such

Borrower's legal, valid and binding obligation, enforceable against such Borrower in accordance with its terms, (b) after giving effect the amendments contemplated hereby, no Default has occurred and is continuing and (c) the representations and warranties in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific earlier date, as of such date). It shall be an Event of Default for all purposes of the Credit Agreement if any of the representations and warranties made herein shall be, or shall prove to have been, false or misleading as of the time made in any material respect.

     SECTION 3. CONFIRMATION OF COMPANY GUARANTY. The Company hereby (a) reaffirms and restates as of the date hereof the obligations of the Company pursuant to the Company Guaranty, (b) confirms that the Guaranteed Obligations (as defined in the Company Guaranty) shall include, without limitation, the Obligations of each Foreign Borrower under the Credit Agreement and each other Loan Document, as each may be amended hereby and (c) agrees that each reference to the Credit Agreement or words of similar import in each Loan Document shall be a reference to the Credit Agreement as amended hereby.

     SECTION 4. NO OTHER CONSENTS, WAIVERS OR AMENDMENTS. Except as specifically provided in this Amendment, no other consents, waivers or amendments are made or permitted hereby to the Credit Agreement. All other terms and conditions of the Credit Agreement remain in full force and effect and apply fully to this Amendment.

     SECTION 5. EFFECTIVENESS. This Amendment shall become effective on the date (the "Amendment Effective Date") that the following conditions precedent shall have been satisfied:

            (a) The receipt by the Agent of all fees of the Agent and the Lenders that are due to the extent such fees have been presented to a Borrower for payment;

            (b) The receipt by the Agent of the following documents (each document to be received by the Agent shall be in form and substance satisfactory to the Agent):

                 (i) a copy of this Amendment, duly executed by the Borrowers, the Agent and Required Lenders;

                 (ii) a copy of the Confirmation of Subsidiary Guaranty that follows the signature pages hereof, duly executed by each of the Subsidiaries party to the Subsidiary Guaranty; and

                 (iii) such other approvals, opinions or documents as the Required Lenders or the Agent may reasonably request.

            (c) Each of the representations and warranties made by each Borrower in Section 2 hereof shall be true and correct.

            (d) No event has occurred and is continuing that constitutes a Default under the Credit Agreement on the date hereof or on the Amendment Effective Date, or after giving effect to the transactions contemplated hereby.

Upon such effectiveness, the Agent shall promptly notify the Company and each of the Lenders of such effectiveness.

     SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

     SECTION 7. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 8. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                   THE COLEMAN COMPANY, INC., as a
                                    Borrower


                                   By: /s/ LARRY E. SANFORD
                                       ----------------------------------
                                       Name:  Larry E. Sanford
                                       Title: Executive Vice President

                                   COLEMAN JAPAN CO., LTD., as a Borrower


                                   By: /s/ LARRY E. SANFORD
                                       ----------------------------------
                                       Name:  Larry E. Sanford
                                       Title: Director

                                   COLEMAN (DEUTSCHLAND) GmbH, as a
                                    Borrower


                                   By: /s/ LARRY E. SANFORD
                                       ----------------------------------
                                       Name:  Larry E. Sanford
                                       Title: Managing Director

                                   COLEMAN TAYMAR LIMITED, as a
                                    Borrower


                                   By: /s/ LARRY E. SANFORD
                                       ----------------------------------
                                       Name:  Larry E. Sanford
                                       Title: Director and Secretary

                                   COLEMAN UK PLC, as a Borrower


                                   By: /s/ LARRY E. SANFORD
                                       ----------------------------------
                                       Name:  Larry E. Sanford
                                       Title: Director and Secretary

                                   COLEMAN SVB S.r.l., as a Borrower


                                   By: /s/ ANTHONY LENDERS
                                       ----------------------------------
                                       Name:  Anthony Lenders
                                       Title: Director

                                   CREDIT SUISSE, as Agent and a
                                    Lender


                                   By: /s/ JOEL GLODOWSKI
                                       ----------------------------------
                                       Name:  Joel Glodowski
                                       Title: Member of Senior Management



                                   By: /s/ ANDREAS TSCHOPP
                                       ----------------------------------
                                       Name:  Andreas Tschopp
                                       Title: Associate

                                   THE CHASE MANHATTAN BANK, as a
                                    Lender


                                   By: /s/ NEIL R. BOYLAN
                                       ----------------------------------
                                       Name:  Neil R. Boylan
                                       Title: Vice President

                                  CITIBANK, N.A., as a Lender


                                  By: /s/ JAMES BUCHANAN
                                      ----------------------------------
                                      Name:  James Buchanan
                                      Title:

                                   BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as a Lender


                                   By: /s/ AMBRISH THANAWALA
                                       ----------------------------------
                                       Name:  Ambrish Thanawala
                                       Title:

                                   THE LONG TERM CREDIT BANK OF
                                    JAPAN, LTD., LOS ANGELES AGENCY,
                                    as a Lender


                                   By: /s/ PAUL CLIFFORD
                                       ----------------------------------
                                       Name:  Paul Clifford
                                       Title: Deputy General Manager

                                   NATIONSBANK (CAROLINAS), N.A., as a
                                    Lender


                                   By: /s/ PAUL F. MURPHY
                                       ----------------------------------
                                       Name:  Paul F. Murphy
                                       Title: Associate

                                   TORONTO DOMINION (TEXAS), INC.,
                                    as a Lender


                                   By: /s/ NEVA NESBITT
                                       ----------------------------------
                                       Name:  Neva Nesbitt
                                       Title: Vice President

BOATMEN'S NATIONAL BANK                  ATTENTION


Effective October 18, 1996, BANK IV, National Association, has merged and become a part of BOATMEN'S NATIONAL BANK. Documents executed before that date bearing the former name of BANK IV, National Association will remain fully effective: it is not necessary to execute new documents simply to reflect the change of name.

We may for a time continue to use some documents bearing the former name of BANK IV, National Association. Any such document will be fully effective, and any reference to BANK IV, National Association, should be read as a reference to BOATMEN'S NATIONAL BANK.


                                   BANK IV, N.A., as a Lender


                                   By: /s/ CALVIN J. GLASCO
                                       ----------------------------------
                                       Name:  Calvin J. Glasco
                                       Title: Senior Vice President

                                   THE YASUDA TRUST & BANKING
                                    COMPANY, LIMITED, CHICAGO
                                    BRANCH, as a Lender


                                   By: /s/ JOSEPH C. MEEK
                                       ----------------------------------
                                       Name:  Joseph C. Meek
                                       Title: Deputy General Manager

                                   THE FIRST NATIONAL BANK OF BOSTON,
                                    as a Lender


                                   By: /s/ RICHARD D. HILL, JR.
                                       ----------------------------------
                                       Name:  Richard D. Hill, Jr.
                                       Title: Director

                                   THE FUJI BANK LIMITED, as a Lender


                                   By: /s/ TEIJI TERAMOTO
                                       ----------------------------------
                                       Name:  Teiji Teramoto
                                       Title: Vice President & Manager

                                   ISTITUTO BANCARIO SAN PAOLO DI
                                    TORINO S.P.A., as a Lender


                                   By: /s/ GIUSEPPE CUCCURESE
                                       ----------------------------------
                                       Name:  Giuseppe Cuccurese
                                       Title: General Manager



                                   By: /s/ WILLIAM J. DEANGELO
                                       ----------------------------------
                                       Name:  William J. DeAngelo
                                       Title: First Vice President

                                   THE NIPPON CREDIT BANK, LTD., as a
                                    Lender


                                   By: /s/ YOSHIHIDE WATANABE
                                       ----------------------------------
                                       Name:  Yoshihide Watanabe
                                       Title: Vice President & Manager

                                   THE BANK OF NEW YORK, as a Lender


                                   By: /s/ ROBERT LAKE
                                       ----------------------------------
                                       Name:  Robert Lake
                                       Title: Vice President

                                   INDUSTRIAL BANK OF JAPAN, as a Lender


                                   By: /s/ JUNRI ODA
                                       ----------------------------------
                                       Name:  Junri Oda
                                       Title: Senior Vice President
                                              and Senior Manager

                                   UNION BANK OF CALIFORNIA, N.A., as a
                                    Lender


                                   By: /s/ WANDA HEADRICK
                                       ----------------------------------
                                       Name:  Wanda Headrick
                                       Title: Vice President



                                   By: /s/
                                       ----------------------------------
                                       Name:
                                       Title:

                                   BANQUE FRANCAISE DU COMMERCE
                                    EXTERIEUR, as a Lender


                                   By: /s/ BRIAN J. CUMBERLAND
                                       ----------------------------------
                                       Name:  Brian J. Cumberland
                                       Title: Assistant Treasurer



                                   By: /s/ WILLIAM C. MAIER
                                       ----------------------------------
                                       Name:  William C. Maier
                                       Title: VP-Group Manager

                                   THE SUMITOMO BANK, LIMITED, NEW
                                    YORK BRANCH, as a Lender


                                   By: /s/
                                       ----------------------------------
                                       Name:
                                       Title:

                                   FIRST BANK NATIONAL ASSOCIATION, as
                                    a Lender


                                   By: /s/
                                       ----------------------------------
                                       Name:
                                       Title:

                                   BANQUE FRANCAISE DU COMMERCE
                                    EXTERIEUR, as a Lender


                                   By:
                                       ----------------------------------
                                       Name:
                                       Title:



                                   By:
                                       ----------------------------------
                                       Name:
                                       Title:

                                   THE SUMITOMO BANK, LIMITED, NEW
                                    YORK BRANCH, as a Lender


                                   By: /s/ YOSHINORI KAWAMURA
                                       ----------------------------------
                                       Name:  Yoshinori Kawamura
                                       Title: Joint General Manager

                                   FIRST BANK NATIONAL ASSOCIATION, as
                                    a Lender


                                   By: /s/
                                       ----------------------------------
                                       Name:
                                       Title:

                                   BANQUE FRANCAISE DU COMMERCE
                                    EXTERIEUR, as a Lender


                                   By:
                                       ----------------------------------
                                       Name:
                                       Title:



                                   By:
                                       ----------------------------------
                                       Name:
                                       Title:

                                   THE SUMITOMO BANK, LIMITED, NEW
                                    YORK BRANCH, as a Lender


                                   By:
                                       ----------------------------------
                                       Name:
                                       Title:

                                   FIRST BANK NATIONAL ASSOCIATION, as
                                    a Lender


                                   By: /s/ ELLIOT JAFFEE
                                       ----------------------------------
                                       Name:  Elliot Jafee
                                       Title: Vice President







                                       10